UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 29, 2023
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2023, Wayne Hoovestol, Chairman of the Board, notified the Board of Directors of Green Plains Inc. that he will retire at the end of his current term at the 2023 Annual Meeting of shareholders. Mr. Hoovestol has served as a director of the Company since 2006 and Chairman of the Board since 2008. The Board has approved that immediately upon the conclusion of the 2023 Annual Meeting, the size of the Board will be reduced from nine to eight members, completing the board refreshment initiative announced in 2021. The Board will elect a new Chairperson of the Board following the 2023 Annual Meeting.
Item 7.01. Regulation FD Disclosure.
Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Company’s press release dated March 29, 2023. The press release is incorporated by this reference and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: March 29, 2023	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary